                                                                    Exhibit 99.1

[NATIONAL CITY LOGO]                                   NATIONAL CITY CORPORATION
                                                       1900 E. 9th St.
                                                       Cleveland, OH 44114-3484



NEWS RELEASE
For Immediate Release

Investor Contact:                               Media Contact:
Betsy Figgie                                    Amber Garwood
216-222-9849                                    216-222-8202
Betsy.Figgie@NationalCity.com                   Amber.Garwood@NationalCity.com


                  NATIONAL CITY REPORTS THIRD QUARTER EARNINGS

      -  THIRD QUARTER NET INCOME OF $591 MILLION, $.86 PER SHARE

      -  NINE MONTHS NET INCOME OF $1.8 BILLION, $2.85 PER SHARE

         CLEVELAND--October 14, 2004-- National City Corporation (NYSE: NCC) today reported third quarter 2004 net income of $591 million, or $ .86 per diluted share, compared to $.56 per diluted share for the third quarter of 2003. Returns on average common equity and assets were 19.00% and 1.76%, respectively.

         For the nine months ended September 30, 2004, net income was $1.8 billion, or $2.85 per diluted share, compared to net income of $1.6 billion or $2.55 per diluted share in 2003.

CHAIRMAN'S COMMENTS

         Chairman and CEO David A. Daberko commented, "We continue to see good performance in our corporate and consumer businesses. While growth in corporate loans has been slower than expected, the pace of business is stronger than last year, and credit quality is excellent. Home equity and nonconforming mortgage volumes continue to be strong, with some spread tightening on nonconforming mortgages consistent with our expectations."

         "Third quarter results also reflect the acquisition of Provident Financial Group, expanding National City's presence in southwestern Ohio and northern Kentucky. We're pleased with the progress and results to date. We look forward to the completion of

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
                                      -2-

integration activities in the first quarter of 2005, when we can offer the full array of National City products and services in these markets."

         Mr. Daberko concluded, "The third quarter and nine-month results are, on balance, in line with our previously stated expectations for the year. Updating the guidance given last quarter, we anticipate National City Mortgage contributing between $.60 to $.80 per share, with the rest of National City contributing at least $2.65 per share to consolidated results for full year 2004. These amounts include all acquisitions and related costs, but do not include the expected gain on the sale of National Processing."

         National City closed its previously announced acquisition of Provident Financial Group, Inc. on July 1, 2004. Also in July, National Processing, Inc. the Corporation's 83% owned subsidiary, announced that it had reached a definitive agreement with Bank of America for the cash acquisition of 100% of the ownership of National Processing. National City expects to record a gain close to $500 million after-tax upon closing, which is expected to occur as early as October 15. Also, on October 5, 2004, National City closed its previously announced acquisition of Wayne Bancorp for a cash price of $180 million, adding 23 branches to National City's northern Ohio bank presence. In a separate transaction on the same day, National City sold its five branches in Michigan's Upper Peninsula to River Valley State Bank, Rothschild, Wisconsin.

NET INTEREST INCOME AND MARGIN

         Tax-equivalent net interest income was $1.2 billion for the third quarter, up 12% from the second quarter and 4% from the third quarter of 2003. For the third quarter, net interest margin was 4.04% versus 4.09% in the second quarter and 4.10% in the comparable period in the prior year. For the nine months ended September 30, 2004, tax-equivalent net interest income was $3.3 billion, down 2% from the prior year, and net interest margin was 4.09% vs. 4.14% in the prior year. The lower margin in 2004 was due primarily to the ongoing impact of low market interest rates which have compressed deposit spreads, and lower balances of mortgages held for sale.


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                                      -3-


LOANS AND DEPOSITS

         Average portfolio loans for the third quarter increased 24% from the third quarter a year ago and 15% from the immediately preceding quarter, reflecting the acquisition of Provident, which contributed approximately $9.0 billion to average loans, and continued strong volume in home equity and other mortgage-related lending. Average core deposits, excluding mortgage banking escrow balances, were up 16% over the third quarter of 2003 and 9% over the second quarter, with Provident contributing $5.6 billion to the growth.

FEES AND OTHER INCOME

         Fees and other income for the third quarter were $1.0 billion, compared to $861 million in the second quarter and $484 million in the third quarter of 2003. Mortgage banking revenue for the third quarter of 2004 was $369 million compared to $194 million for the second quarter of 2004 and a loss of $27 million for the third quarter of 2003. Third quarter mortgage banking revenue included approximately $160 million pre-tax of net hedging gains on mortgage servicing rights (MSRs), in comparison to net MSR hedging losses of $57 million and gains of $126 million in the second quarter of 2004 and the third quarter of 2003, respectively. In comparison to the third quarter of 2003, mortgage banking revenue also reflects lower origination income consistent with lower levels of activity in this business.

         For the first nine months of 2004, fees and other income were $3.0 billion, up 17% from 2003. Mortgage banking revenues for the first nine months of 2004 were $1.1 billion, compared to $1.0 billion for the same period in the prior year. Year-to-date National City originated $71.5 billion of first mortgages compared to $104.4 billion for the first nine months of 2003.

NONINTEREST EXPENSE

         Noninterest expense was $1.2 billion for the third quarter of 2004, up 15% from the immediately preceding quarter and 22% from the same quarter a year ago. Third quarter 2004 expense increased by approximately $187 million in comparison to the second quarter due to

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                                      -4-


the addition of Provident including amortization of intangibles, compensation & benefits and other costs.

         Noninterest expense for the first nine months of 2004 was $3.3 billion in 2004, up 8% in comparison to the prior year. The increase in noninterest expense for the first nine months of 2004 is attributable to the same matters discussed above. Noninterest expense for the first nine months of 2003 included severance and related charges of $72 million, automobile lease residual charges of $25 million and commercial lease residual charges of $16 million.

CREDIT QUALITY

         Credit quality, particularly on the consumer side, continues to be sound. The loan loss provision for the third quarter was $99 million compared to $107 million in the prior year. Net charge-offs were $99 million, down $25 million from third quarter of prior year and up $37 million from the second quarter. The increase in charge-offs in comparison to the prior quarter is entirely attributable to losses in the Provident loan portfolio. For the first nine months of 2004, the loan loss provision was $242 million and net charge-offs were $243 million down from $490 million and $459 million, respectively, a year ago. Nonperforming assets were $622 million at September 30, 2004, including $64 million acquired with Provident, up from $544 million at June 30, 2004 but down in comparison to $756 million a year ago. The allowance for loan losses at September 30, 2004 was $1.3 billion, or 1.34% of portfolio loans compared to $1.1 billion or 1.35% of portfolio loans as of June 30, 2004. During the third quarter, the Corporation reclassified $124 million of nonconforming loans, substantially all of the remaining portfolio related to its former Loan Zone business, to held for sale in anticipation of the sale of these loans in the fourth quarter.


BALANCE SHEET

           At September 30, 2004, total assets were $136.4 billion, and stockholders' equity was $12.5 billion, 9.16% of assets. Tangible common equity as a percentage of tangible assets was 6.72%, compared to 7.24% at the preceding year-end and 6.59% a year ago. Total deposits were $76.9 billion, including core deposits of $67.0 billion. The Corporation repurchased 16.3

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                                      -5-


million shares of its common stock during the third quarter, bringing the cumulative nine-month total to 27.5 million shares. Management intends to continue share repurchases during the fourth quarter, under the 50 million share program authorized in February 2004, subject to applicable regulatory constraints.

         This document contains forward-looking statements. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance, nor should they be relied upon as representing management's views as of any subsequent date. The forward-looking statements are based on management's expectations and are subject to a number of risks and uncertainties. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include, without limitation, the Corporation's ability to effectively execute its business plans; changes in general economic and financial market conditions; changes in interest rates; changes in the competitive environment; continuing consolidation in the financial services industry; new litigation or changes in existing litigation; losses, customer bankruptcy, claims and assessments; changes in banking regulations or other regulatory or legislative requirements affecting the Corporation's business; and changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies. Additional information concerning factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements is available in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2003, and subsequent filings with the United States Securities and Exchange Commission (SEC). Copies of these filings are available at no cost on the SEC's Web site at WWW.SEC.GOV or on the Corporation's Web site at WWW.NATIONALCITY.COM. Management may elect to update forward-looking statements at some future point; however, it specifically disclaims any obligation to do so.

         Mr. Daberko, along with Jeffrey D. Kelly, chief financial officer, will host a conference call October 14th at 11:00 a.m. (ET) to discuss the third quarter earnings results and outlook. Interested parties may access the conference call by dialing 1-800-288-9626. The conference


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                                      -6-


call and supplemental materials will also be accessible via the Corporation's Web site, WWW.NATIONALCITY.COM. The call will be open to the public in a listen-only mode, with participants encouraged to call in approximately 15 minutes prior to the event. Questions may be submitted by e-mail to investor.relations@nationalcity.com prior to or during the conference.

         A replay of the conference call will be available at 2:30 p.m. (ET) on October 14, 2004, until midnight on October 19, 2004, accessible at WWW.NATIONALCITY.COM and by telephone at 1-800-475-6701 (international 1-320-365-3844), passcode 711513 or via the Company's website.


ABOUT NATIONAL CITY

National City Corporation (NYSE: NCC), headquartered in Cleveland, Ohio, is one of the nation's largest financial holding companies. The company operates through an extensive banking network primarily in Ohio, Indiana, Illinois, Kentucky, Michigan, Missouri and Pennsylvania, and also serves customers in selected markets nationally. Its core businesses include commercial and retail banking, consumer finance, asset management, mortgage financing and servicing, and payment processing. For more information about National City, visit the company's Web site at NationalCity.com.




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                                   UNAUDITED
                           NATIONAL CITY CORPORATION
                       CONSOLIDATED FINANCIAL HIGHLIGHTS
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

-----------------------------------------------------------------------------------------------------------------------------------

                                                                            2004                               2003
                                                               -----------------------------  -------------------------------------
                                                               3RD QTR    2ND QTR   1ST QTR    4TH QTR   3RD QTR   2ND QTR  1ST QTR
                                                               -----------------------------  -------------------------------------
EARNINGS
-----------------------------------------------------------
Tax-equivalent interest income                                   $1,620    $1,402    $1,350     $1,416    $1,554    $1,528   $1,527
Interest expense                                                    424       335       325        375       403       426      426
                                                               -----------------------------  -------------------------------------
Tax-equivalent net interest income                                1,196     1,067     1,025      1,041     1,151     1,102    1,101
Provision for loan losses                                            99        60        83        148       107       183      200
                                                               -----------------------------  -------------------------------------
Tax-equivalent NII after provision for loan losses                1,097     1,007       942        893     1,044       919      901
Fees and other income                                             1,023       861     1,118        981       484       981    1,103
Securities gains (losses), net                                        3         5      --           10         5        32     --
Noninterest expense                                               1,233     1,075       986      1,045     1,008     1,026    1,009
                                                               -----------------------------  -------------------------------------
Income before taxes and tax-equivalent adjustment                   890       798     1,074        839       525       906      995
Income taxes                                                        292       273       357        288       175       313      344
Tax-equivalent adjustment                                             7         6         7          7         6         7        8
                                                               -----------------------------  -------------------------------------
Net income                                                         $591      $519      $710       $544      $344      $586     $643
                                                               =============================  =====================================
Effective tax rate                                                 33.2%     34.4%     33.5%      34.6%     33.8%     34.8%    34.8%

PER COMMON SHARE
-----------------------------------------------------------
Net income:
    Basic                                                          $.88      $.84     $1.17       $.89      $.56      $.96    $1.05
    Diluted                                                         .86       .83      1.16        .88       .56       .94     1.05
Dividends paid                                                      .35       .32       .32        .32       .32      .305     .305
Book value                                                        18.98     16.86     16.25      15.39     14.89     14.72    14.05
Market value (close)                                              38.62     35.01     35.58      33.94     29.46     32.71    27.85
Average shares:
    Basic                                                         663.3     619.1     605.9      607.6     613.6     612.1    611.5
    Diluted                                                       677.1     625.5     612.6      612.7     619.0     618.4    615.6

PERFORMANCE RATIOS
-----------------------------------------------------------
Return on average common equity                                   19.00%    20.13%    29.58%     22.99%    14.87%    26.74%   30.60%
Return on average total equity                                    19.01     20.13     29.58      22.99     14.87     26.74    30.60
Return on average assets                                           1.76      1.80      2.61       1.89      1.10      1.97     2.24
Net interest margin                                                4.04      4.09      4.16       4.03      4.10      4.11     4.21
Efficiency ratio                                                  55.54     55.77     46.03      51.69     61.62     49.27    45.77

CREDIT QUALITY STATISTICS
-----------------------------------------------------------
Net charge-offs                                                     $99       $62       $82       $151      $124      $164     $171
Provision for loan losses                                            99        60        83        148       107       183      200
Loan loss allowance                                               1,304     1,145     1,126      1,125     1,130     1,147    1,128
Nonperforming assets                                                628       544       606        657       756       818      822
Annualized net charge-offs to average portfolio loans               .41%      .30%      .42%       .76%      .64%      .88%     .95%
Loan loss allowance to period-end portfolio loans                  1.34      1.35      1.41       1.42      1.45      1.51     1.51
Loan loss allowance to nonperforming portfolio loans             259.71    260.76    223.24     204.76    179.61    162.09   162.01
Loan loss allowance (period-end) to annualized net charge-offs   335.00    453.74    340.58     189.04    228.68    174.07   163.10
Nonperforming assets to period-end portfolio loans
  and other nonperforming assets                                    .64       .64       .76        .83       .97      1.08     1.10


------------------------------------------------------------------------------------------------------
                                                                                     NINE MONTHS ENDED
                                                                      2002             SEPTEMBER 30,
                                                              --------------------   -----------------
                                                               4TH QTR    3RD QTR     2004      2003
                                                              --------------------   -----------------
EARNINGS
-----------------------------------------------------------
Tax-equivalent interest income                                   $1,540     $1,451    $4,372    $4,609
Interest expense                                                    459        472     1,084     1,255
                                                              --------------------   -----------------
Tax-equivalent net interest income                                1,081        979     3,288     3,354
Provision for loan losses                                           159        169       242       490
                                                              --------------------   -----------------
Tax-equivalent NII after provision for loan losses                  922        810     3,046     2,864
Fees and other income                                               528        576     3,002     2,568
Securities gains (losses), net                                      (17)      --           8        37
Noninterest expense                                               1,011        870     3,294     3,043
                                                              --------------------   -----------------
Income before taxes and tax-equivalent adjustment                   422        516     2,762     2,426
Income taxes                                                        136        161       922       832
Tax-equivalent adjustment                                             6          8        20        21
                                                              --------------------   -----------------
Net income                                                         $280       $347    $1,820    $1,573
                                                              ====================   =================
Effective tax rate                                                 32.7%      31.8%     33.6%     34.6%

PER COMMON SHARE
-----------------------------------------------------------
Net income:
    Basic                                                          $.46       $.56     $2.89     $2.57
    Diluted                                                         .46        .56      2.85      2.55
Dividends paid                                                     .305       .305       .99       .93
Book value                                                        13.35      13.25
Market value (close)                                              27.32      28.53
Average shares:
    Basic                                                         611.9      611.6     629.6     612.4
    Diluted                                                       616.0      617.9     638.5     617.7

PERFORMANCE RATIOS
-----------------------------------------------------------
Return on average common equity                                   13.41%     16.79%    22.50%    23.81%
Return on average total equity                                    13.41      16.79     22.51     23.81
Return on average assets                                            .99       1.36      2.03      1.76
Net interest margin                                                4.26       4.34      4.09      4.14
Efficiency ratio                                                  62.80      55.98     52.37     51.38

CREDIT QUALITY STATISTICS
-----------------------------------------------------------
Net charge-offs                                                    $140       $120      $243      $459
Provision for loan losses                                           159        169       242       490
Loan loss allowance                                               1,099      1,080
Nonperforming assets                                                817        852
Annualized net charge-offs to average portfolio loans               .78%       .69%      .38%      .82%
Loan loss allowance to period-end portfolio loans                  1.52       1.52
Loan loss allowance to nonperforming portfolio loans             156.42     144.44
Loan loss allowance (period-end) to annualized net charge-offs   198.04     227.03    402.24    183.92
Nonperforming assets to period-end portfolio loans
  and other nonperforming assets                                   1.13       1.20

                                   UNAUDITED
                           NATIONAL CITY CORPORATION
                 CONSOLIDATED FINANCIAL HIGHLIGHTS (CONTINUED)
                                ($ IN MILLIONS)

---------------------------------------------------------------------------------------------------------------------------------

                                                               2004                                      2003
                                                 ---------------------------------   --------------------------------------------

                                                  3RD QTR     2ND QTR     1ST QTR     4TH QTR     3RD QTR     2ND QTR     1ST QTR
                                                 ---------------------------------   --------------------------------------------
CAPITAL AND LIQUIDITY RATIOS
------------------------------------------
Tier 1 capital(1)                                    8.20%       9.03%       9.36%       8.79%       8.11%       8.12%       7.82%
Total risk-based capital(1)                         11.81       13.08       13.67       13.12       12.29       12.39       11.65
Leverage(1)                                          7.38        7.90        8.19        7.43        6.58        6.78        6.55
Period-end equity to assets                          9.16        8.84        8.85        8.19        7.50        7.32        7.31
Period-end tangible common equity to assets(2)       6.72        7.66        7.89        7.24        6.59        6.43        6.39
Average equity to assets                             9.26        8.95        8.83        8.20        7.42        7.38        7.33
Average equity to portfolio loans                   12.97       12.51       12.21       12.05       11.90       11.70       11.65
Average portfolio loans to deposits                115.52      114.03      120.30      116.37      107.50      108.45      110.78
Average portfolio loans to core deposits           141.21      132.75      135.51      133.21      125.80      127.10      130.48
Average portfolio loans to earning assets           80.56       79.24       80.08       75.47       68.82       69.92       69.84
Average securities to earning assets                 8.17        6.36        6.62        6.33        5.95        6.89        7.92

AVERAGE BALANCES
------------------------------------------
Assets                                           $133,474    $115,832    $109,423    $114,466    $123,651    $119,035    $116,318
Portfolio loans                                    95,324      82,863      79,085      77,901      77,064      75,065      73,183
Loans held for sale or securitization              11,861      13,910      12,323      17,680      27,036      24,118      22,524
Securities (at cost)                                9,670       6,646       6,537       6,534       6,667       7,397       8,295
Earning assets                                    118,332     104,567      98,759     103,218     111,984     107,355     104,785
Core deposits                                      67,506      62,420      58,360      58,479      61,258      59,060      56,087
Purchased deposits and funding                     49,907      40,080      38,253      43,267      49,743      47,551      47,740
Common equity                                      12,359      10,370       9,659       9,390       9,171       8,786       8,529
Total equity                                       12,359      10,370       9,659       9,390       9,171       8,786       8,529

PERIOD-END BALANCES
------------------------------------------
Assets                                           $136,373    $116,970    $111,355    $113,933    $120,958    $123,343    $117,494
Portfolio loans                                    97,439      84,537      79,927      79,279      77,756      75,839      74,933
Loans held for sale or securitization              10,745      12,467      12,478      15,368      23,615      26,796      21,740
Securities (at fair value)                          9,759       6,517       6,881       6,866       6,755       7,377       8,464
Core deposits                                      67,003      61,851      60,030      58,922      58,680      60,727      57,858
Purchased deposits and funding                     52,535      41,473      37,343      41,983      49,010      48,762      46,492
Common equity                                      12,492      10,335       9,854       9,329       9,068       9,030       8,587
Total equity                                       12,492      10,335       9,854       9,329       9,068       9,030       8,587


----------------------------------------------------------------------------------------------
                                                                           NINE MONTHS ENDED
                                                          2002               SEPTEMBER 30,
                                                 ----------------------  ---------------------

                                                 4TH QTR       3RD QTR      2004       2003
                                                 ----------------------  ---------------------
CAPITAL AND LIQUIDITY RATIOS
------------------------------------------
Tier 1 capital(1)                                    7.46%       7.74%
Total risk-based capital(1)                         11.37       11.82
Leverage(1)                                          6.39        7.05
Period-end equity to assets                          6.91        7.42
Period-end tangible common equity to assets(2)       6.00        6.43
Average equity to assets                             7.37        8.10        9.03%       7.38%
Average equity to portfolio loans                   11.63       11.87       12.59       11.76
Average portfolio loans to deposits                107.90      112.32      116.45      108.86
Average portfolio loans to core deposits           128.70      131.24      136.65      127.71
Average portfolio loans to earning assets           70.37       76.59       79.99       69.51
Average securities to earning assets                 9.36        9.26        7.11        6.89

AVERAGE BALANCES
------------------------------------------
Assets                                           $112,533    $101,054    $119,627    $119,695
Portfolio loans                                    71,291      68,945      85,792      75,118
Loans held for sale or securitization              19,676      11,851      12,695      24,575
Securities (at cost)                                9,484       8,336       7,625       7,447
Earning assets                                    101,315      90,014     107,260     108,068
Core deposits                                      55,394      52,535      62,780      58,819
Purchased deposits and funding                     45,666      37,413      42,772      48,354
Common equity                                       8,289       8,185      10,802       8,831
Total equity                                        8,289       8,185      10,802       8,831

PERIOD-END BALANCES
------------------------------------------
Assets                                           $118,021    $109,271
Portfolio loans                                    72,134      71,032
Loans held for sale or securitization              24,501      15,811
Securities (at fair value)                          9,211      10,487
Core deposits                                      56,342      54,428
Purchased deposits and funding                     49,530      43,276
Common equity                                       8,161       8,110
Total equity                                        8,161       8,110


(1) Third quarter 2004 regulatory capital ratios are based upon preliminary data

(2) Excludes goodwill and other intangible assets